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                                                                     EXHIBIT 2.2

                               FIRST AMENDMENT TO
                                MERGER AND ASSET
                             CONTRIBUTION AGREEMENT


                      ------------------------------------


         THIS AMENDMENT (the "Amendment"), dated March 9, 1999 to that certain Merger and Asset Contribution Agreement (the "Merger Agreement"), dated as of December 15, 1998, by and among Hallwood Energy Corporation, a Delaware corporation ("Hallwood Energy"); HEC Acquisition Partnership, L.P., a Delaware limited partnership ("HEC Acquisition Partnership"); HEC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Hallwood Energy ("HEC Acquisition Corp.") in its capacity as general partner of HEC Acquisition Partnership; Hallwood Energy Partners, L.P., a Delaware limited partnership ("HEP"); HCRC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Hallwood Energy ("HCRC Acquisition Corp."); Hallwood Consolidated Resources Corporation, a Delaware corporation ("HCRC"); and HEPGP Ltd., a Colorado limited partnership ("HEPGP"). Hallwood Energy, HEC Acquisition Partnership, HEC Acquisition Corp., HEP, HCRC , HCRC Acquisition Corp. and HEPGP are referred to collectively as the "Constituent Entities."

         WHEREAS, the Constituent Entities desire to amend (the "Amendment") the Merger Agreement pursuant to the terms set forth in the Amendment, attached hereto as Exhibit A and, in accordance with Section 10.3 of the Merger Agreement.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned parties hereby agree as follows:

         1. Capitalized terms used in this Amendment and not otherwise defined have the meanings given in the Merger Agreement.

         2. The Constituent Parties acknowledge that the Certificate of Designations of the Series A Cumulative Preferred Stock of Hallwood Energy has been revised to provide that the Series A Preferred Stock shall not be redeemable prior to December 31, 2003, and the Constituent Parties hereby consent to such revision pursuant to Section 7.1(i) of the Merger Agreement.

         3. The eleventh recital of the Merger Agreement is hereby amended to delete the reference to HEPGP Acquisition Corp. and to read as follows:

            "WHEREAS, upon the terms and subject to the conditions of this Agreement, HEPGP will contribute certain oil and gas related assets (the "Asset Contribution" and, with the Mergers, sometimes referred to herein as the "Transactions") to Hallwood Energy;"

         4. Section 1.1(c) of the Merger Agreement is hereby amended to delete the reference to HEPGP Acquisition Corp. and to read as follows:

            "(c) Asset Contribution. Subject to the terms and conditions of this Agreement, immediately prior to the Effective Time, HEPGP shall contribute those certain oil and gas related assets and assign those certain liabilities set forth on Schedule 1.1(c) attached hereto (the "Contributed Assets") to Hallwood Energy."

         5. Section 3.3 of the Merger Agreement is hereby amended to read as follows:

                 "3.3 HEP Options. All options outstanding at the Effective Time to purchase Common Units shall be canceled and the holder of each option shall receive in consideration an amount in cash equal to the product of (i) the difference between the exercise price per Common Unit of the option to purchase Common Units held by the holder and the average closing price of a Common Unit on the American Stock Exchange ("AMEX") for the 30 calendar days preceding the date of the Closing; and (ii) the total number of Common Units subject to the option held by the holder. All options outstanding at the Effective Time to purchase Class C Units shall be canceled and the holder of each option shall receive in consideration an amount in cash equal to the product of (x) the difference

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            between the exercise price per Class C Unit of the option to purchase Class C Units held by the holder and the average closing price of a Class C Unit on AMEX for the 30 calendar days preceding the date of the Closing; and (y) the total numbers of Class C Units subject to the Option held by the holder."

         6. Section 4.3 of the Merger Agreement is hereby amended as follows:

                 "4.3 HCRC Options and Warrants. All options and warrants
            outstanding at the Effective Time to purchase HCRC Common Stock shall be canceled and the holder of each option shall receive in consideration an amount in cash equal to the product of (i) the difference between the exercise per share of HCRC Common Stock price of the option to purchase HCRC Common Stock held by the holder and the average closing price of a share of HCRC Common Stock on The Nasdaq National Market for the 30 calendar days preceding the date of the Closing; and (ii) the total number of shares of HCRC Common Stock subject to the Option held by the holder.


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         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.


                                  Hallwood Energy Corporation


                                  By:   /s/ William L. Guzzetti
                                     -------------------------------------------
                                        William L. Guzzetti, President


                                  HEC Acquisition Partnership

                                  By:   HEC Acquisition Corp., general partner


                                        By: /s/ William L. Guzzetti
                                           -------------------------------------
                                            William L. Guzzetti, President

                                  HEC Acquisition Corp.


                                  By:   /s/ William L. Guzzetti
                                     -------------------------------------------
                                        William L. Guzzetti, President

                                  Hallwood Energy Partners, L.P.

                                  By:   HEPGP Ltd., general partner

                                  By:   Hallwood G.P., Inc., general partner


                                        By:  /s/ William L. Guzzetti
                                           -------------------------------------
                                             William L. Guzzetti, President

                                  HCRC Acquisition Corp.


                                  By:   /s/ William L. Guzzetti
                                     -------------------------------------------
                                        William L. Guzzetti, President

                                  Hallwood Consolidated Resources Corporation


                                  By:   /s/ William L. Guzzetti
                                     -------------------------------------------
                                        William L. Guzzetti, President

                                  HEPGP Ltd.

                                  By:   Hallwood G.P., Inc., general partner

                                        By:  /s/ William L. Guzzetti
                                           -------------------------------------
                                             William L. Guzzetti, President


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